Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER 2021 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, May 6, 2021 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, May 5, 2021 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the first quarter ended March 31, 2021.

FIRST QUARTER 2021 FINANCIAL HIGHLIGHTS

During the first quarter we continued strengthening our balance sheet by reducing debt and leverage, while improving liquidity and shareholders' equity. First quarter financial results and highlights included the following:

▪GAAP book value per share was $4.27 at March 31, 2021, an increase of 1.7% from $4.20 at December 31, 2020.
▪Economic book value(2) per share of $4.02 at March 31, 2021.
▪GAAP net income of $8.0 million, or $0.13 per basic and diluted share.
▪Core earnings(1) of $6.1 million, or $0.10 per basic and diluted share.
▪Economic return on GAAP book value(3) was 3.1% for the quarter.
▪2.19% annualized net interest margin (1)(4)(5) on our investment portfolio.
▪Recourse leverage was 2.0x at March 31, 2021.
▪On March 23, 2021, we declared a first quarter common dividend of $0.06 per share.
▪Repurchased $6.7 million in aggregate principal amount of our convertible senior unsecured notes at an average discount of 6.3% to par value.

BUSINESS UPDATE
•In May 2021, we amended our Non-Agency CMBS and Non-Agency RMBS financing facility to, among other things, extend the facility for an additional 12 months and reduce the interest rate. The amended facility bears interest at a rate of three-month LIBOR plus 2.00%.
•In May 2021, we amended our Commercial Whole Loan Facility to, among other things, convert the term to a 12-month facility with up to a 12-month extension option, subject to the lender's consent.

1  Non – GAAP measure.
2 Economic book value is a non-GAAP financial measure. See the reconciliation of GAAP book value to non-GAAP economic book value.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives.
5 Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“The Company started the year with continued positive momentum, delivering a first quarter economic return on book value of 3.1%, driven by higher valuations on our residential mortgages and securitized commercial loans, as the economic outlook continued to improve with the anticipation of more businesses returning to normal across the country,” said Jennifer Murphy, Chief Executive Officer of the Company. “Our ongoing focus on strengthening our balance sheet and maintaining sufficient liquidity and low recourse leverage is enabling us to continue executing on our investment strategy. We believe we are well positioned to benefit from what we anticipate will be the continued recovery of asset values and earnings sustainability of our portfolio.

“We recorded GAAP net income of 8.0 million, or $0.13 per share, and core earnings of $0.10 per share during the first quarter. Our GAAP book value per share increased 1.7% during the quarter to $4.27 per share and has increased by 35.6% since June 30, 2020, when it reached its low, after the onset of the pandemic. Our commitment to shareholders remains protecting and growing the value of the portfolio, which will position us to deliver on our long-term objectives of generating sustainable core earnings that support an attractive dividend and enhancing value for our shareholders,” Ms. Murphy concluded.

Greg Handler, Interim Co-Chief Investment Officer of the Company, commented, “The equity and credit markets continued to improve in the first quarter, albeit at a slower pace than in the second half of 2020. This translated into higher valuations on a number of our portfolio holdings and an improvement in our book value. Our residential portfolio has performed well as the housing market remains strong, fueled by historically low mortgage rates, favorable consumer sentiment, and supported by national home price indices that have been rising at double-digit annual rates. However, some of our commercial real estate investments have yet to experience a similar recovery. While the outlook for commercial real estate has recently improved, there continues to be uncertainty around the timing and extent of a recovery in the performance of a number of property types. We expect these near-term challenges will eventually be overcome as COVID-19 restrictions begin to lift and these properties begin to return to more normal levels of operations.

“We believe that our focus on high-quality properties with borrowers that have meaningful equity positions in those properties should enable us to deliver attractive long-term risk-adjusted returns. We continue to work diligently on positioning our portfolio for potential future appreciation, which we believe will occur as the economy reopens,” Mr. Handler concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	March 31, 2021	December 31, 2020
	($ in thousands)

Net Interest Income	$9,248	$9,503
Other Income (Loss):
Realized gain (loss), net	(5,725)	1,327
Unrealized gain (loss), net	9,050	3,994
Gain (loss) on derivative instruments, net	26	219
Other, net	(28)	(46)
Other Income (Loss)	3,323	5,494
Total Expenses	4,518	4,176
Income (loss) before income taxes	8,053	10,821
Income tax provision (benefit)	98	29
Net income (loss)	$7,955	$10,792
Net income attributable to non-controlling interest	2	2
Net income (loss) attributable to common stockholders and participating securities	$7,953	$10,790

Net income (loss) per Common Share – Basic/Diluted	$0.13	$0.18
Non-GAAP Results
Core earnings (1)	$6,143	$7,208
Core earnings per Common Share – Basic/Diluted(1)	$0.10	$0.12
Weighted average yield(2)(3)	5.55%	5.50%
Effective cost of funds(3)	4.10%	4.10%
Annualized net interest margin(2)(3)	2.19%	2.11%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3) Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Portfolio Composition

As of March 31, 2021, the Company owned an aggregate investment portfolio with a fair market value totaling $3.1 billion. The following table summarizes certain characteristics of our portfolio by investment category as of March 31, 2021 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)(3)
Non-Agency RMBS	$37,820	$23,354	$22,903	1.6%
Non-Agency RMBS IOs and IIOs	N/A	6,078	3,756	0.4%
Non-Agency CMBS	226,998	206,236	146,031	5.0%
Agency RMBS IO and IIOs	N/A	78	1,629	2.2%
Residential Whole Loans	889,713	910,115	929,215	5.1%
Residential Bridge Loans(1),(2)	13,445	13,446	12,315	9.5%
Securitized Commercial Loans	1,688,625	1,559,302	1,636,127	4.4%
Commercial Loans	325,296	325,212	312,061	6.3%
Other Securities	51,455	48,608	48,666	4.3%
	$3,233,352	$3,092,429	$3,112,703	4.4%

(1) Includes Residential Bridge Loans carried at amortized cost of $1.1 million as of March 31, 2021. The fair value of these loans was $1.0 million as of March 31, 2021.
(2) As of March 31, 2021, the Company had real estate owned ("REO") properties with an aggregate carrying value of $1.7 million related to foreclosed Bridge Loans. The REO properties are classified in "Other assets" in the Consolidated Balance Sheets.
(3) The calculation of the weighted average coupon rate includes the weighted average coupon rates of IOs and IIOs accounted for as derivatives using their notional amounts.

Portfolio Performance

The Company's Non-QM residential portfolio, in our view, is performing well, given the challenging economic background. The loans in a forbearance plan at March 31, 2021, excluding loans that were in forbearance that are now in repayment period, represented approximately 0.6% of the total outstanding loans. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment in order to remain current on that obligation.

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing in line with expectations under the current pandemic conditions. The Non-Agency CMBS portfolios have an original LTV of 65.4%. The Company believes there is a reasonable likelihood that the majority of the delinquent loans that serve as collateral for the Non-Agency CMBS will return to performing status in the coming months although there is no assurance that this will be the case. The Commercial Loan portfolio carries a 65.1% original LTV and all but one of the loans remains current.

The Company's CRE mezzanine loan with an outstanding principal balance of $90 million is receiving interest payments from a reserve that will become exhausted in May 2021. The Company expects this mezzanine loan will become non performing upon depletion of such reserve.

The Company commenced foreclosure proceedings for its delinquent commercial loan with an outstanding principal balance of $30.0 million, secured by a hotel. However, on February 24, 2021, the borrower filed for bankruptcy protection. The Company expects to move forward with the foreclosure subject to the bankruptcy process and believes there is a reasonable likelihood that the outstanding principal balance of $30 million will be recovered, although there is no assurance.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of March 31, 2021 (dollars in thousands):

Collateral	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Short Term Borrowings:
Agency RMBS	$1,242	1.13%	59
Non-Agency CMBS	10,312	2.01%	42
Residential Whole-Loans(1)	29,373	3.17%	15
Residential Bridge Loans(1)	10,097	2.70%	35
Commercial Loans(1)	34,375	3.29%	77
Membership Interest	19,551	2.86%	1
Other Securities	2,467	4.50%	19
Subtotal	107,417	3.00%	37
Long Term Borrowings
Non-Agency CMBS(3)	65,914	5.19%	36
Non-Agency RMBS	14,456	5.20%	36
Residential Whole-Loans (1)(2)	27,923	3.00%	188
Commercial Loans (2)	119,167	2.09%	202
Other Securities	13,502	5.19%	36
Subtotal	240,962	3.41%	136
Repurchase Agreements Borrowings	$348,379	3.28%	105
Less Unamortized Debt Issuance Costs	1,247	N/A	N/A
Repurchase Agreements Borrowings, net	$347,132	3.28%	105

(1)Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.
(2)Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. The Residential Whole facility is 18 months and the Commercial Loan facility automatically rolls until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.
(3)Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.

Certain of the financing arrangements provide the counterparty with the right to terminate the agreement if the Company does not maintain certain equity, liquidity and leverage metrics. The Company was in compliance with the terms of such financial tests as of March 31, 2021.

Residential Whole Loan Facility

The Company's residential whole loan facility has an advance rate of 84% and has an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.50%. The facility matures on October 5, 2021. As of March 31, 2021 approximately $62.0 million in non QM loans remained in the facility with outstanding borrowings of $27.9 million.

Commercial Whole Loan Facility

As of March 31, 2021, the Company had approximately $119.2 million in borrowings, with a weighted average interest rate of 2.09% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $243.5 million as of March 31, 2021. At March 31, 2021, the facility was subject to automatic monthly rolling until such time that it is terminated pursuant to the terms of the agreement by either the borrower or lender or until certain conditions of default.

On May 5, 2021, we amended our Commercial Whole Loan Facility, to among other things, convert the term to a 12-month facility with up to a 12-month extension option, subject to the lender's consent.

Non-Agency CMBS and Non-Agency RMBS Facility

The Company securities repurchase facility has limited mark to market margin requirements and at March 31, 2021, had an interest rate of three-month LIBOR plus 5.0% payable quarterly in arrears. As of March 31, 2021, the outstanding balance under this facility was $93.9 million.

On May 5, 2021, we amended our Non-Agency CMBS and Non-Agency RMBS financing facility, to among other things, extend the facility for an additional 12 months and reduce the interest rate. The amended facility has improved advance rates and bears interest at a rate of three-month LIBOR plus 2.00%.

Convertible Senior Unsecured Notes

At March 31, 2021, the Company had $168.3 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

In March 2021, the Company repurchased $6.7 million aggregate principal amount of the 2022 Notes at an approximate 6.3% discount to par value, plus accrued and unpaid interest.

Residential Mortgage-Backed Notes

The Company has completed two Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $865.3 million of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at March 31, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$460,106	3.3%	$460,104	4/25/2049
Class A-2	24,658	3.5%	24,657	4/25/2049
Class A-3	39,065	3.8%	39,064	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	548,884		548,880
Less: Unamortized Deferred Financing Cost	N/A		4,177
Total	$548,884		$544,703

The Company retained the subordinate bonds and these bonds had a fair market value of $40.5 million at March 31, 2021. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at March 31, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$198,598	1.7%	$198,593	3/25/2055
Class A-1B	23,566	2.1%	23,566	3/25/2055
Class A-2	13,518	2.9%	13,517	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	265,384		265,378
Less: Unamortized Deferred Financing Costs	N/A		2,399
Total	$265,384		$262,979

The Company retained the subordinate bonds and these bonds had a fair market value of $30.1 million at March 31, 2021. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

RETL 2019 Trust

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates, at March 31, 2021 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class C	$257,734	2.2%	$256,436	3/15/2022
Class X-EXT(1)	N/A	1.2%	26	3/15/2022
	$257,734		$256,462

(1) Class X-EXT is an interest-only class with an initial notional balance of $257.7 million.

The above table does not reflect the class HRR bond held by the Company because the bond is eliminated in consolidation. The bond had a fair market value of $42.9 million at March 31, 2021. The securitized debt of the RETL 2019 Trust can only be settled with the commercial loan, with an outstanding principal balance of approximately $303.0 million at March 31, 2021, that serves as collateral for the securitized debt and is non-recourse to the Company.

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at March 31, 2021 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$122,992	9/11/2025
Class A-2	531,700	4.0%	557,729	9/11/2025
Class B	136,400	4.2%	135,402	9/11/2025
Class C	94,500	4.3%	92,155	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	148,840	9/11/2025
Class F	153,600	4.4%	111,553	9/11/2025
Class X-1(1)	N/A	0.7%	12,347	9/11/2025
Class X-2(1)	N/A	0.2%	2,572	9/11/2025
	$1,370,691		$1,325,978

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of March 31, 2021, respectively.

The above table does not reflect the portion of the class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the F bonds represents a controlling financial interest, which resulted in consolidation of the trust, during the quarter. The bond had a fair market value of $10.8 million at March 31, 2021. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at March 31, 2021, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at March 31, 2021 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$2,030	$136
Total derivative instruments, assets		136

Credit default swaps, liability	4,140	(648)
Total derivative instruments, liabilities		(648)
Total derivative instruments, net		$(512)

DIVIDEND

For the quarter ended March 31, 2021, we declared a $0.06 dividend per share, respectively, generating a dividend yield of approximately 7.5% based on the stock closing price of $3.19 at March 31, 2021.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, May 6, 2021 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the first quarter 2021.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10154409/e6584a91b4 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through May 13, 2021 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10154409. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS, Non-Agency RMBS, GSE Risk Transfer Securities and to a lesser extent Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$25,159	$31,613
Restricted cash	24,331	76,132
Agency mortgage-backed securities, at fair value ($1,629 and $1,708 pledged as collateral, at fair value, respectively)	1,629	1,708
Non-Agency mortgage-backed securities, at fair value ($160,184 and $167,970 pledged as collateral, at fair value, respectively)	172,690	189,462
Other securities, at fair value ($48,666 and $48,754 pledged as collateral, at fair value, respectively)	48,666	48,754
Residential Whole Loans, at fair value ($929,215 and $1,008,782 pledged as collateral, at fair value, respectively)	929,215	1,008,782
Residential Bridge Loans ($11,212 and $12,813 at fair value and $12,044 and $12,960 pledged as collateral, respectively)	12,315	13,916
Securitized commercial loans, at fair value	1,636,127	1,605,335
Commercial Loans, at fair value ($312,061 and $310,523 pledged as collateral, at fair value, respectively)	312,061	310,523
Investment related receivable	33,608	30,576
Interest receivable	13,112	13,568
Due from counterparties	1,065	2,327
Derivative assets, at fair value	136	161
Other assets	3,249	3,152
Total Assets (1)	$3,213,363	$3,336,009

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$347,132	$356,923
Convertible senior unsecured notes, net	164,835	170,797
Securitized debt, net ($1,582,440 and $1,553,722 at fair value and $217,972 and $215,753 held by affiliates, respectively)	2,390,122	2,446,012
Interest payable (includes $765 and $784 on securitized debt held by affiliates, respectively)	8,878	12,006
Due to counterparties	61	321
Derivative liability, at fair value	648	656
Accounts payable and accrued expenses	2,403	2,686
Payable to affiliate	3,161	3,171
Dividend payable	3,649	3,649
Other liabilities	32,873	84,674
Total Liabilities (2)	2,953,762	3,080,895

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 60,812,701 and 60,812,701 outstanding, respectively	609	609
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 100,000 and 100,000 shares held, respectively	(578)	(578)
Additional paid-in capital	915,659	915,458
Retained earnings (accumulated deficit)	(656,091)	(660,377)
Total Stockholders’ Equity	259,599	255,112
Non-controlling interest	2	2
Total Equity	259,601	255,114
Total Liabilities and Equity	$3,213,363	$3,336,009

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2021	December 31, 2020
(1) Assets of consolidated VIEs included in the total assets above:
Restricted Cash	$24,331	$76,132
Residential Whole Loans, at fair value ($929,215 and $1,008,782 pledged as collateral, at fair value, respectively)	929,215	1,008,782
Residential Bridge Loans ($10,941,000 and $11,858,000 at fair value and $12,044,000 and $12,960,000 pledged as collateral, respectively)	12,044	12,960
Securitized commercial loans, at fair value	1,636,127	1,605,335
Commercial Loans, at fair value ($68,569 and $68,466 pledged as collateral, at fair value, respectively)	68,569	68,466
Investment related receivable	31,239	27,987
Interest receivable	10,594	10,936
Other assets	80	80
Total assets of consolidated VIEs	$2,712,199	$2,810,678

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,582,440 and $1,553,722 at fair value and $217,972 and $215,753 held by affiliates, respectively)	$2,390,122	$2,446,012
Interest payable (includes $765 and $784 on securitized debt held by affiliates, respectively)	7,594	7,882
Accounts payable and accrued expenses	48	89
Other liabilities	24,331	76,132
Total liabilities of consolidated VIEs	$2,422,095	$2,530,115

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	March 31, 2021	December 31, 2020
Net Interest Income
Interest income	$46,017	$47,718
Interest expense	36,769	38,215
Net Interest Income	9,248	9,503

Other Income (Loss)
Realized gain (loss), net	(5,725)	1,327
Unrealized gain (loss), net	9,050	3,994
Gain (loss) on derivative instruments, net	26	219
Other, net	(28)	(46)
Other Income (Loss)	3,323	5,494

Expenses
Management fee to affiliate	1,477	1,528
Other operating expenses	392	(139)
General and administrative expenses:
Compensation expense	708	717
Professional fees	879	1,030
Other general and administrative expenses	1,062	1,040
Total general and administrative expenses	2,649	2,787
Total Expenses	4,518	4,176

Income (loss) before income taxes	8,053	10,821
Income tax provision (benefit)	98	29
Net income (loss)	7,955	10,792
Net income attributable to non-controlling interest	2	2
Net income (loss) attributable to common stockholders and participating securities	$7,953	$10,790

Net income (loss) per Common Share – Basic	$0.13	$0.18
Net income (loss) per Common Share – Diluted	$0.13	$0.18

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended March 31, 2021 and December 31, 2020:

	Three months ended
(dollars in thousands)	March 31, 2021	December 31, 2020
Net Income (loss) attributable to common stockholders and participating securities	$7,953	$10,790
Income tax provision (benefit)	98	29
Net Income before income taxes	8,051	10,819

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(9,050)	(3,994)
Realized (gain) loss on sale of investments	5,965	1,059
One-time transaction costs	(4)	243

Derivative Instruments:
Net realized (gain) loss on derivatives	—	1
Net unrealized (gain) loss on derivatives	17	(169)

Other:
Realized gain on extinguishment of convertible senior unsecured notes	(240)	(2,386)
Amortization of discount on convertible senior unsecured notes	245	267
Other non-cash adjustments	977	1,186
Non-cash stock-based compensation	182	182
Total adjustments	(1,908)	(3,611)
Core Earnings	$6,143	$7,208
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.10	$0.12
Basic weighted average common shares and participating securities	61,114,060	61,101,485
Diluted weighted average common shares and participating securities	61,114,060	61,101,485

Alternatively, our Core Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	March 31, 2021	December 31, 2020
Net interest income	$9,248	$9,503
Interest income from IOs and IIOs accounted for as derivatives	27	33
Adjusted net interest income	9,275	9,536
Total expenses	(4,518)	(4,174)
Other non-cash adjustments	977	182
Non-cash stock-based compensation	182	1,186
One-time transaction costs	(4)	243
Amortization of discount on convertible unsecured senior notes	245	267
Interest income on cash balances and other income (loss), net	(12)	(30)
Income attributable to non-controlling interest	(2)	(2)
Core Earnings	$6,143	$7,208

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	March 31, 2021
	$ Amount	Per Share
GAAP Book Value at December 31, 2020	$255,112	$4.20
Common dividend	(3,649)	(0.06)
	251,463	4.14
Portfolio Income
Net Interest Margin	9,247	0.15
Realized gain (loss), net	(5,950)	(0.10)
Unrealized gain (loss), net	9,033	0.15
Net portfolio income	12,330	0.20

Net realized gain (loss) on debt extinguishment	240	—
Operating expenses	(1,869)	(0.03)
General and administrative expenses, excluding equity based compensation	(2,467)	(0.04)
Provision for taxes	(98)	—
GAAP Book Value at March 31, 2021	$259,599	$4.27

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,559,956)	(42.09)
Deconsolidation VIEs liabilities	2,420,377	39.80
Interest in securities of VIEs owned, at fair value	124,250	2.04
Economic Book Value at March 31, 2021	$244,270	$4.02

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended March 31, 2021 and December 31, 2020:

	Three months ended
	March 31, 2021		December 31, 2020
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$36,769	5.22%	$38,215	4.98%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(23,035)	(6.25)%	(23,106)	(5.80)%
Effective Borrowing Costs	$13,734	4.10%	$15,109	3.98%
Weighted average borrowings	$1,358,620		$1,465,456

(1)    Excludes third-party sponsored securitized debt interest expense.